Exhibit 10.1

New Enterprise Stone & Lime Co., Inc. (“NESL”)

Incentive Compensation Guidelines (“IC”)

Date: August 26, 2014

A.            General Parameters

1.              The purpose of the IC is to provide opportunities for incentive compensation awards to NESL management and selected key professional personnel who, through high levels of performance, contribute to the success and profitability of the company.  IC is designed to support organizational financial goals and company growth and sustainability, by making available additional, variable, and contingent compensation in the form of cash awards.

2.              IC is based upon the achievement of NESL financial targets and other defined objectives, before any incentive compensation award is considered.  The calculation of the share of the awards for potential distribution to IC participants, and the target/award formulas, are constructed to integrate the interests of the company and its shareholders with those of the participants.  The potential awards are designed to enable NESL to attract, retain, and motivate competent and effective management personnel, as well as supporting the continued growth and profitability of the company.

3.              IC is intended to augment regular salary and benefits programs already in existence.  It is not meant to be a substitute for salary increases but supplemental to base salary and benefits and, as stated, a reward for performance that contributes to outstanding levels of performance.

4.              The NESL Board of Directors will act on final disposition of all matters pertaining to the approval of IC, supplements or revisions to the guidelines and annual performance targets.  Authority will be delegated to the Board’s Compensation Committee for the ongoing administration and interpretation of the IC guidelines, as well as recommended targets, and payouts.

5.              In consultation with Chief Executive Officer, the Compensation Committee will establish parameters, performance targets, and payout guidelines for IC prior to the beginning of each fiscal year, consistent with the budgeting and operating plan processes of the company, and recommend to the Board of Directors for approval.

6.              Although guidelines will be established for the formation and administration of IC, the awarding of incentive compensation payments to eligible participants is at the discretion of the Board of Directors.  With regard to this discretion, the Board and the Compensation Committee may take into account the presence or absence of nonrecurring or extraordinary items of income, gain, expense, or loss and any and all factors which the Board and Compensation Committee may deem relevant. These EBITDA adjustments may include, but not be limited to, the use or production of working capital through changes in accounts payable, accounts receivable, inventory and capital expenditures relative to prior year and budgeted and actual sales. Extraordinary occurrences will be considered factors in potential IC payouts to insure that the best interests of the company and its shareholders are protected and not brought into conflict with the interests of participants.

7.              IC payouts will be computed based upon company performance at the end of the fiscal year and will be paid as set forth by the Board of Directors or Compensation Committee.  Participants must be employed by the company on the payout date in order to be eligible to receive an IC award.

B.            Eligible Positions

Exclusions include Chairman of the Board, Vice Chairman of the Board, Director of Internal Audit, and three Senior Managers of Utilities Construction, who are eligible for a separate bonus plan.

C.            Performance Factors & Payout Weights Guidelines

1.              As outlined in IC guidelines and as approved by the Compensation Committee, the potential pool is created when company EBITDA targets are achieved.

2.              In addition to company EBITDA , annual performance targets will also be established as follows:

•                  Business Operations Divisions — Division EBITDA vs. approved budget

•                  Shared Services and Business Support & Margin Growth Divisions/Departments — Division/Department performance vs. approved strategic objectives

•                  Individual Participants — Participant performance vs. approved individual strategic performance objectives for Executive Management and selected Sr. Management positions and results of annual Performance Appraisals for all other participants

3.              Recommendations for individual awards for eligible participants will be made by corporate executive management, consistent with the guidelines established for the current fiscal year IC, and submitted to the Compensation Committee for consideration.  Following their review, the Compensation Committee will recommend IC payouts to the Board of Directors for final approval.